C & J FINANCIAL, LLC

                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT ("Agreement") is made and entered into effective as of this 16th day of July, 2007, by and between C & J FINANCIAL, LLC ("C & J Financial"), a limited liability company organized under the laws of the State of Alabama, and HENRY CULP, JR. ("Consultant"), a resident of the State of Alabama.

                                   WITNESSETH:

     WHEREAS, pursuant to a Unit Purchase Agreement (the "Purchase Agreement"), Security National Financial Corporation; a Utah corporation ("Security National") is purchasing all of the issued and outstanding units of C & J
Financial,  of  which  Consultant  is  the  Manager  and a  unitholder  of C & J
Financial. This Agreement is being executed as of the Closing Date of said Purchase Agreement (the "Closing Date");

     WHEREAS, the principal business of C & J Financial is to operate a factoring business with the primary purpose of providing financing for funeral homes and mortuaries located throughout the United States; and

     WHEREAS, Security National desires to obtain the assistance of Consultant in effecting an orderly transition in the ownership and operation of C & J Financial's business, and Consultant desires to give such assistance upon the terms and conditions contained in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

                               TERMS OF AGREEMENT

Section 1 -  Consultation Services

     1.1 For a period of one (1) year (the "Term") commencing on the date of this Agreement, Consultant agrees to make himself available from time to time as requested by C & J Financial to advise and consult with C & J Financial concerning any and all aspects of its business operations. Consultant agrees to make himself available at reasonable times and as reasonably necessary to provide consulting services for up to a half (50%) of his time during the business days throughout the Term of this Agreement.

Section 2 - Consulting Fee and Expenses

     2.1 In consideration of Consultant providing consulting services hereunder, C & J Financial agrees to pay Consultant a consultant fee (the "Consultant Fee") in the amount of $50.00 per hour for said consulting services: 2.2 C & J Financial further agrees to promptly reimburse Consultant for all reasonable out-of-pocket business expenses incurred in providing consulting services hereunder, in accordance with C & J Financial's policies with respect thereto in effect from time to time (including without limitation policies regarding prior consent for significant expenditures), provided that Consultant promptly furnishes to C & J Financial adequate records and other documentary evidence required by all federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of each such business expense as a deduction on the federal and state income tax returns of C & J Financial.

Section 3 - Covenant Not to Compete

     3.1 Consultant hereby covenants and agrees that during the Term of this Agreement and for a period of four (4) additional years thereafter, he will not, except as a consultant of C & J Financial, directly or indirectly own, manage, operate, join, control, or participate in the ownership, management, operation or control of, or be connected with (as director, officer, employee, agent, independent contractor of otherwise) in any other manner with any business which is the same or substantially similar in nature to the business engaged in by C & J Financial, which is the operation of a factoring business with the principal purposes of providing financing for funeral homes and mortuaries in the State of Alabama, and each of the other states in the United States in which C & J Financial is now engaged or becomes engaged during the Term of this Agreement (whether directly or indirectly through subsidiaries, affiliates, franchisees, licensees, representatives, agents or otherwise) during the Term of this Agreement and for a period of four (4) years thereafter.

     3.2 Consultant shall not, directly or indirectly, employ, solicit for employment, or advise or recommend to any other person that they employ or solicit for employment, any employee of C & J Financial, during the Term of this Agreement and for a period of four (4) additional years thereafter; provided however, that this Section shall not preclude Consultant from giving an employment reference at the request of any employee of C & J Financial or at the request of a prospective employer of such employee.

     3.3 Consultant shall not, during the Term of this Agreement, engage in any employment, occupation, consulting or other business activity directly related to the business in which C & J Financial is now involved or becomes involved during the Term of this Agreement, nor will Consultant engage in any other activities that conflict with Consultant's obligations to C & J Financial.

     3.4 Consultant understands and acknowledges that C & J Financial is entering into this Agreement in reliance upon the unique and essential nature of the personal services that Consultant is to perform as a consultant of C & J Financial and that irreparable injury would befall or its subsidiaries should Consultant serve a competitor of, or compete with C & J Financial.

     3.5 Consultant covenants and agrees that C & J Financial's remedy at law for any breach or violation of the provisions of Sections 3 and 4 of this Agreement are inadequate and that, in the event of any such breach or violation, C & J Financial shall be entitled to injunctive relief in addition to any other remedy, at law or in equity, to which it may be entitled.

     3.6 Consultant specifically acknowledges and agrees that the limitation during the Term of this Agreement and for four (4) additional years thereafter upon Consultant's activities as specified above, together with the geographical limitations set forth above, are reasonable limitations as to time and place upon Consultant's activities and that the restrictions are necessary to preserve, promote and protect the business, accounts and good-will of C & J Financial and impose no greater restraint than is reasonably necessary to secure such protection.

     3.7 In the event that any provision of this Section 3 shall be held invalid or unenforceable by a court of competent jurisdiction by reason of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to the scope or duration of such provision and shall not affect or render invalid or unenforceable any other provision of this Section 3 and, to the fullest extent permitted by law, this Section 3 shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drafted so as not to be invalid or unenforceable but rather to provide the broadest protection to C & J Financial permitted by law.

Section 4 - Confidential Information Agreement.

     4.1 Consultant agrees that Consultant will keep confidential and will not, during or after the Term of this Agreement, disclose, divulge, furnish or make accessible to any person, firm, corporation or other business entity, any information, trade secrets, customer information, marketing information, sales information, cost information, technical data, know-how, secret processes, discoveries, methods, patentable or unpatentable ideas, formulae, processing techniques or technical operations relating to the business, business practices, methods, products, processes, equipment or any confidential or secret aspect of the business of C & J Financial (collectively, the "Confidential Information") without the prior written consent of C & J Financial. Upon the termination of this Agreement for any reason, and at any time prior thereto upon request by C & J Financial, Consultant shall return to C & J Financial all written records of any Confidential Information, together with any and all copies of such records, in Consultant's possession. Any Confidential Information which Consultant may conceive of or make during the Term of this Agreement shall be and remain the property of C & J Financial. Consultant agrees promptly to communicate and disclose all such Confidential Information to C & J Financial and to execute and deliver to C & J Financial any instruments deemed necessary by C & J Financial to effect disclosure and assignment thereof to it.

Section 5 - Warranties and Representations

     5.1 Each party represents to the other party and warrants that such party has all of the requisite power and authority to enter into this Agreement and to perform each and every term, provision, and obligation of this Agreement and that neither the execution nor delivery of this Agreement shall conflict with or result in a breach of the terms, provisions, or obligations of, or constitute a default under, any other agreement or instrument under which such party is obligated.

Section 6 - Assignment

     6.1 This Agreement is personal to the Consultant and the Consultant shall not have the right to assign or otherwise transfer in whole or in part his duties under this Agreement.

     6.2 C & J Financial shall have the right to assign or transfer in whole or in part its rights and obligations under this Agreement, provided that no assignment or transfer by C & J Financial shall be deemed effective unless and until such assignee or transferee has agreed in writing to be bound by the terms and provisions of this Agreement; in such event, the term "C & J Financial" as used herein shall include such assignee or transferee.

Section 7 -Taxes

     7.1 Consultant is an independent contractor and is not an employee of C & J Financial. Consultant shall be solely responsible for the payment and discharge of any taxes, withholdings, or duties imposed by any government or governmental agency relating to any Consulting Fees paid to him under this Agreement. C & J Financial may, at its option, deduct from the Consulting Fees set forth in section 3 of this Agreement, an amount equal to such taxes, withholdings, or duties.

Section 8 - Notices

     8.1 All notices, demands, and other communications under this Agreement shall be in writing and shall be transmitted by United States certified or registered mail, postage prepaid, or by reputable private express courier, or by telex or telegram or by facsimile transmission to the parties at the following locations or facsimile numbers:

          (a) In the case of C & J Financial:

                  C & J Financial, LLC
                  c/o Security National Financial Corporation
                  5300 South 360 West, Suite 250
                  Salt Lake City, Utah 84123
                  Facsimile Number:  (801) 287-8378

                  With a copy to:

                  Mackey Price Thompson & Ostler
                  350 American Plaza II
                  57 West 200 South
                  Salt Lake City, Utah 84107
                  Attn:  Randall A. Mackey, Esq.
                  Facsimile Number:  (801) 575-5006

         (b) In the case of Consultant:

                  Henry Culp, Jr.
                  Culp Industries, Incorporated
                  170 Jester Parkway
                  Rainbow City, Alabama 35906
                  Facsimile Number:  (256) 442-0107

                  With a copy to:

                  Henslee, Robertson, Straum & Sullivan, LLC
                  754 Chestnut Street
                  P.O. Box 246 Gadsden, Alabama 35902 Attn: R. Kent Henslee, Esq. Facsimile Number: (256) 543-9378

The parties hereto may give written notice of change of address and, after such notice has been received, any notice or request shall thereafter be given to such party at the changed address.

Section 9 - Applicable Law

     9.1 The validity and interpretation of this Agreement shall be governed by and enforced and interpreted under and in accordance with the laws of Alabama as such law shall from time to time be in effect.

Section 10 - Attorney's Fees

     10.1 In the event there is a default under this Agreement and it becomes reasonably necessary for any party to employ the services of an attorney, either to enforce or terminate this Agreement, with or without litigation, the losing party or parties to the controversy arising out of the default shall pay to the successful party or parties reasonable attorney's fees and, in addition, such costs and expenses as are incurred in enforcing or in terminating this Agreement.

Section 11 - Termination

     11.1 Except for Consultant's duties under Sections 3 and 4, this Agreement shall terminate when Consulting Fees are no longer payable under Section 2.

Section 12 - General Provisions

     12.1 The parties hereto have read this Agreement and agree to be bound by all its terms. The parties further agree that this Agreement shall constitute the complete and exclusive statement of the Agreement between them and supercedes all proposals, oral or written, and all other communications between them.

     12.2 No agreement changing, modifying, amending, extending, superceding, or discharging this Agreement or any provisions hereof shall be valid unless it is in writing and is signed by a duly authorized representative of the party or parties to this Agreement.

     12.3 The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     12.4 The failure of any of the parties hereto to enforce any of the provisions of this Agreement or any rights with respect thereto or the failure to exercise any election provided for herein, shall in no way be considered a waiver of such provisions, rights or elections or in any way affect the validity of this Agreement. No term or provision hereof shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. The failure by any of the parties hereto to enforce any of said provisions, rights, or elections shall not preclude or prejudice such party from either enforcing or exercising the same or any other provisions, rights, or elections which it may have under this agreement. Any consent by any party to, or waiver of, a breach of this Agreement by the other party (whether expressed or implied) shall not constitute a consent to, a waiver of, or excuse of different or substitute breach. All remedies herein conferred upon any party shall be cumulative and no one shall be exclusive of any other remedy conferred herein by law or equity.

     12.5 C & J Financial and Consultant, except as provided herein, each shall bear all costs and expenses incurred in the performance of their respective duties under this Agreement.

     12.6 This Agreement shall be binding not only upon the parties hereto, but also upon, without limitation thereto, their successors, heirs, devises, divisions, subsidiaries, officers, directors, employees, agents, representatives, and any and all persons or entities in privity with them or having notice of this Agreement.

     12.7 Headings used in the Agreement are for reference purposes only and shall not be deemed a part of this Agreement.

     12.8 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, all of which constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first mentioned above.

                                C & J FINANCIAL:

                                C & J FINANCIAL, LLC



                           By: /s/ Scott M. Quist, President and Manager
                              Scott M. Quist, President and Manager

                                   CONSULTANT:



                                 /s/ Henry Culp, Jr.
                                 Henry Culp, Jr.